--------------------------------------------------------------------------------
                                           MARCH 1, 2001  | PROSPECTUS
--------------------------------------------------------------------------------


J.P. MORGAN MONEY MARKET FUNDS

Prime Money Market Fund

Federal Money Market Fund

Tax Exempt Money Market Fund

                                          --------------------------------------
                                          Seeking to provide high current income
                                          consistent with the preservation of
                                          capital and same-day liquidity

This prospectus contains essential information for anyone investing in these funds. Please read it carefully and keep it for reference.

As with all mutual funds, the fact that these shares are registered with the Securities and Exchange Commission does not mean that the commission approves them or guarantees that the information in this prospectus is correct or adequate. It is a criminal offense to state or suggest otherwise.

Distributed by Funds Distributor, Inc.                                 JPMorgan

CONTENTS
--------------------------------------------------------------------------------

    2  |  J.P. MORGAN MONEY MARKET FUNDS

          Each fund's goal, principal strategies,
                     principal risks, performance
                                     and expenses

          J.P. Morgan Prime Money Market Fund ............................    2

          J.P. Morgan Federal Money Market Fund ..........................    4

          J.P. Morgan Tax Exempt Money Market Fund .......................    6

     8 |   MONEY MARKET MANAGEMENT APPROACH

           Principles and techniques common
            to the funds in this prospectus

           J.P. Morgan ........................................................8

           J.P. Morgan Money Market Funds .....................................8

           The spectrum of money market funds .................................8

           Who may want to invest .............................................8

           Money market investment process ....................................9

    10 |   YOUR INVESTMENT

           Investing in the J.P. Morgan
                     Money Market Funds

           Investing through a financial professional ........................10

           Investing through an employer-sponsored retirement plan ...........10

           Investing through an IRA or rollover IRA ..........................10

           Investing directly ................................................10

           Opening your account ..............................................10

           Adding to your account ............................................10

           Selling shares ....................................................11

           Account and transaction policies ..................................11

           Dividends and distributions .......................................12

           Tax considerations ................................................12

    13 |   FUND DETAILS

           More about the funds'
             business operations

           Master/feeder structure ...........................................13

           Management and administration .....................................13

           Financial highlights ..............................................14

           FOR MORE INFORMATION ......................................back cover

J.P. MORGAN PRIME
MONEY MARKET FUND                          |  TICKER SYMBOL: PPMXX
--------------------------------------------------------------------------------
                                           REGISTRANT: J.P. MORGAN FUNDS
                                           (J.P. MORGAN PRIME MONEY MARKET FUND)

[GRAPHIC] GOAL

      The fund's goal is to maximize current income consistent with the preservation of capital and same-day liquidity. This goal can be changed without shareholder approval.

[GRAPHIC] INVESTMENT APPROACH

Principal Strategies

The fund looks for investments across a broad spectrum of U.S. dollar-denominated money market securities, typically emphasizing different types of securities at different times in order to take advantage of changing yield differentials. The fund's investments may include obligations issued by the U.S. Treasury, government agencies, domestic and foreign banks and corporations, foreign governments, repurchase agreements, reverse repurchase agreements, as well as asset-backed securities, taxable municipal obligations, and other money market instruments. Some of these investments may be illiquid or purchased on a when-issued or delayed delivery basis.

The fund's yield will vary in response to changes in interest rates. How well the fund's yield compares to the yields of similar money market funds will depend on the success of the investment process described on page 9.

Principal Risks

As with all money market funds, the fund's investments are subject to various risks, which, while generally considered to be minimal, could cause its share price to fall below $1. For example, the issuer or guarantor of a portfolio security or the counterparty to a contract could default on its obligation. An unexpected rise in interest rates could also lead to a loss in share price if the fund is near the maximum allowable dollar weighted average maturity (currently not to exceed 90 days) at the time. To the extent that the fund invests in foreign securities, the fund could lose money because of foreign government actions, political instability, or lack of adequate and accurate information. Also, the fund may have difficulty valuing its illiquid holdings and may be unable to sell them at the time or price it desires. While these possibilities exist, the fund's investment process and management policies are designed to minimize the likelihood and impact of these risks. To date, through this process, the fund's share price has never deviated from $1.

An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the fund seeks to preserve the value of your investment at $1 per share, it is possible to lose money by investing in the fund.

PORTFOLIO MANAGEMENT


The fund's assets are managed by J.P. Morgan Investment Management Inc., a subsidiary of J.P. Morgan Chase & Co. J.P. Morgan Chase currently manages more than 700 billion, including more than _____ billion using similar strategies as the fund.

The advisor uses a team of portfolio managers and traders to manage the fund. The portfolio management team is led by John Donohue, vice president, who has been on the team since joining J.P. Morgan in June of 1997 from Goldman Sachs & Co., where he was an Institutional Money Market Portfolio Manager; and Mark Settles, vice president, who has been on the team since November 1999 and has been at J.P. Morgan since 1994. Prior to managing this fund, Mr. Settles was a fixed income trader on J.P. Morgan's New York and London trading desks. The traders on the team are Donald Clemmenson, vice president, who has been on the team since its inception; Gunter Heiland, vice president, who has been on the team since joining J.P. Morgan in June of 1997 from Salomon Brothers, where he was a sales assistant; and Kimberly Weil, who has been on the team since its inception.


--------------------------------------------------------------------------------
Before you invest

Investors considering the fund should understand that:

o     There is no assurance that the fund will meet its investment goals.

o     The fund does not represent a complete investment program.


2 | J.P. MORGAN PRIME MONEY MARKET FUND

--------------------------------------------------------------------------------

PERFORMANCE (unaudited)

The bar chart and table shown below provide some indication of the risks of investing in J.P. Morgan Prime Money Market Fund.

The bar chart indicates some of the risks by showing changes in the performance of the fund's(1) shares from year to year for each of the last ten calendar years.


The table indicates some of the risks by showing the fund's average annual returns for the past one, five, and ten calendar years.


The fund's past performance does not necessarily indicate how the fund will perform in the future.

   [The following table was depicted as a bar chart in the printed material.]


-----------------------------
Year-by-year total return (%)   Shows changes in returns by calendar year(1),(2)
--------------------------------------------------------------------------------

1991     1992    1993    1994     1995    1996    1997    1998     1999     2000

6.07     3.67    2.83    3.95     5.79    5.21    5.41    5.35     4.93     6.18

o  J.P. Morgan Prime Money Market Fund(1)

For the period covered by this year-by-year total return chart, the fund's highest quarterly return was 1.72% (for the quarter ended 3/31/91); and the lowest quarterly return was 0.69% (for the quarter ended 6/30/93).


PERFORMANCE (unaudited)


---------------------------------
Average annual total return (%)  Shows performance over time, for periods ended December 31, 2000(1)
----------------------------------------------------------------------------------------------------
                                                              Past 1 yr.   Past 5 yrs.  Past 10 yrs.
J.P. Morgan Prime Money Market Fund (after expenses)             6.18         5.41         4.93
----------------------------------------------------------------------------------------------------


================================================================================
INVESTOR EXPENSES

The expenses of the fund are shown at right. The fund has no sales, redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses are deducted from fund assets prior to performance calculations.

--------------------------------------------------------------------------------
Annual fund operating expenses(3) (%)
(expenses that are deducted from fund assets)
--------------------------------------------------------------------------------

Management fees                                                             0.11


Distribution (Rule 12b-1) fees                                              None

Other expenses                                                              0.33
--------------------------------------------------------------------------------
Total operating expenses                                                    0.44
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Expense example
--------------------------------------------------------------------------------


The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, total operating expenses remain unchanged, and all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.

--------------------------------------------------------------------------------
                                     1 yr.      3 yrs.      5 yrs.       10 yrs.
Your cost($)                          45          141         246          555
--------------------------------------------------------------------------------


(1) The fund commenced operations on 7/12/93. Returns reflect performance of The Pierpont Money Market Fund, the fund's predecessor, prior to that date.

(2)   The fund's fiscal year end is 11/30.

(3) The fund has a master/feeder structure as described on page 13. This table shows the fund's expenses and its share of master portfolio expenses for the past fiscal year expressed as a percentage of the fund's average net assets.


                                         J.P. MORGAN PRIME MONEY MARKET FUND | 3

J.P. MORGAN FEDERAL
MONEY MARKET FUND                        |  TICKER SYMBOL: PTYXX
--------------------------------------------------------------------------------
                                         REGISTRANT: J.P. MORGAN FUNDS
                                         (J.P. MORGAN FEDERAL MONEY MARKET FUND)

[GRAPHIC] GOAL

      The fund's goal is to provide high current income consistent with the preservation of capital and same-day liquidity. This goal can be changed without shareholder approval.

[GRAPHIC] INVESTMENT APPROACH

Principal Strategies

The fund purchases securities that offer very high credit quality and pay regular income that is generally free from state and local income taxes. It invests exclusively in U.S. government agency obligations such as the Federal Farm Credit Bank, the Tennessee Valley Authority, the Federal Home Loan Bank, the Student Loan Marketing Association, and in obligations of the U.S. Treasury. Some of these investments may be purchased on a when-issued or delayed delivery basis.

The fund's yield will vary in response to changes in interest rates. How well the fund's yield compares to the yields of similar money market funds will depend on the success of the investment process described on page 9.

Principal Risks

While the fund's U.S. Treasury obligations are backed by the full faith and credit of the Government, investors should bear in mind that any agency obligations the fund may hold do not have this guarantee, and that in any case government guarantees do not extend to shares of the fund itself.

Most of the fund's income is generally exempt from state and local personal income taxes and from some corporate income taxes (although not federal income taxes). Because of this beneficial tax status, the fund's yields are generally lower than those of taxable money market funds when compared on a pre-tax basis.

As with all money market funds, the fund's investments are subject to various risks, which, while generally considered to be minimal, could cause its share price to fall below $1. For example, the issuer or guarantor of a portfolio security could default on its obligation. An unexpected rise in interest rates could also lead to a loss in share price if the fund is near the maximum allowable dollar weighted average maturity (currently not to exceed 90 days) at the time. However, the fund's investment process and management policies are designed to minimize the likelihood and impact of these risks. To date, through this process, the fund's share price has never deviated from $1.

An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the fund seeks to preserve the value of your investment at $1 per share, it is possible to lose money by investing in the fund.

PORTFOLIO MANAGEMENT


The fund's assets are managed by J.P. Morgan Investment Manangement Inc., a subsidiary of J.P. Morgan Chase & Co. J.P. Morgan Chase currently manages more than 700 billion, including more than _____ billion using similar strategies as the fund.

The advisor uses a team of portfolio managers and traders to manage the fund. The portfolio management team is led by John Donohue, vice president, who has been on the team since joining J.P. Morgan in June of 1997 from Goldman Sachs & Co., where he was an Institutional Money Market Portfolio Manager; and Mark Settles, vice president, who has been on the team since November 1999 and has been at J.P. Morgan since 1994. Prior to managing this fund, Mr. Settles was a fixed income trader on J.P. Morgan's New York and London trading desks. The traders on the team are Donald Clemmenson, vice president, who has been on the team since its inception; Gunter Heiland, vice president, who has been on the team since joining J.P. Morgan in June of 1997 from Salomon Brothers, where he was a sales assistant; and Kimberly Weil, who has been on the team since joining J.P. Morgan in April of 1993.


--------------------------------------------------------------------------------
Before you invest

Investors considering the fund should understand that:

o     There is no assurance that the fund will meet its investment goals.

o     The fund does not represent a complete investment program.


4 | J.P. MORGAN FEDERAL MONEY MARKET FUND

--------------------------------------------------------------------------------

PERFORMANCE (unaudited)

The bar chart and table shown below provide some indication of the risks of investing in J.P. Morgan Federal Money Market Fund.


The bar chart indicates some of the risks by showing changes in the performance of the fund's shares from year to year for each of the last seven calendar years.


The table indicates some of the risks by showing the fund's average annual returns for the past one year, five years and life of the fund.

The fund's past performance does not necessarily indicate how the fund will perform in the future.

   [The following table was depicted as a bar chart in the printed material.]


-----------------------------
Year-by-year total return (%)       Shows changes in returns by calendar year(1)
--------------------------------------------------------------------------------
  1994        1995        1996       1997        1998        1999        2000

  3.78        5.59        4.99       5.18        5.15        4.74        5.99


o  J.P. Morgan Federal Money Market Fund


For the period covered by this year-by-year total return chart, the fund's highest quarterly return was 1.54% (for the quarter ended 12/31/00); and the lowest quarterly return was 0.59% (for the quarter ended 3/31/94).


PERFORMANCE (unaudited)


-------------------------------
Average annual total return (%)        Shows performance over time, for periods ended December 31, 2000(2)
----------------------------------------------------------------------------------------------------------
                                                               Past 1 yr.   Past 5 yrs.    Life of fund
J.P. Morgan Federal Money Market Fund (after expenses)            5.99         5.21             4.75
----------------------------------------------------------------------------------------------------------


================================================================================
INVESTOR EXPENSES


The expenses of the fund are shown at right. The fund has no sales, redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses are deducted from fund assets prior to performance calculations.


--------------------------------------------------------------------------------
Annual fund operating expenses(3) (%)
(expenses that are deducted from fund assets)
--------------------------------------------------------------------------------

Management fees                                                             0.13

Distribution (Rule 12b-1) fees                                              None


Other expenses                                                              0.34
--------------------------------------------------------------------------------
Total operating expenses                                                    0.47
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Expense example
--------------------------------------------------------------------------------

The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, total operating expenses remain unchanged, and all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.


--------------------------------------------------------------------------------
                                            1 yr.   3 yrs.     5 yrs.    10 yrs.
Your cost($)                                 48       151        263       591
--------------------------------------------------------------------------------


(1)   The fund's fiscal year end is 10/31.

(2) The fund commenced operations on 1/4/93. Returns reflect performance of the fund from 1/31/93.

(3) The fund has a master/feeder structure as described on page 13. This table shows the fund's expenses and its share of master portfolio expenses for the past fiscal year expressed as a percentage of the fund's average net assets.




                                       J.P. MORGAN FEDERAL MONEY MARKET FUND | 5

J.P. MORGAN TAX EXEMPT
MONEY MARKET FUND                    |  TICKER SYMBOL: PPTXX
--------------------------------------------------------------------------------
                                      REGISTRANT: J.P. MORGAN FUNDS
                                      (J.P. MORGAN TAX EXEMPT MONEY MARKET FUND)

[GRAPHIC] GOAL

      The fund's goal is to maximize current income that is exempt from federal income tax consistent with the preservation of capital and same-day liquidity. This goal can be changed without shareholder approval.

[GRAPHIC] INVESTMENT APPROACH

Principal Strategies

The fund invests primarily in high quality municipal obligations whose income is exempt from federal income taxes. The fund's municipal obligations must fall into the highest short-term rating category (top two highest categories for New York State obligations) or be of equivalent quality. The fund may also invest in certain structured municipal obligations, and in certain municipal or other obligations whose income is subject to tax, including the alternative minimum tax. Although the fund is permitted to hold these other obligations or cash, it aims to be fully invested in municipal obligations. In order to maintain liquidity, the fund may buy securities with puts that allow the fund to liquidate the securities on short notice. Some of the fund's securities may be purchased on a when-issued or delayed delivery basis.

The fund's yield will vary in response to changes in interest rates. How well the fund's yield compares to the yields of similar money market funds will depend on the success of the investment process described on page 9.

The fund's income is generally exempt from federal income taxes. A small portion may be exempt from state or local income taxes.

Principal Risks

As with all money market funds, the fund's investments are subject to various risks, which, while generally considered to be minimal, could cause its share price to fall below $1. For example, the issuer or guarantor of a portfolio security or the counterparty to a contract could default on its obligation. An unexpected rise in interest rates could also lead to a loss in share price if the fund is near the maximum allowable dollar weighted average maturity (currently not to exceed 90 days) at the time. However, the fund's investment process and management policies are designed to minimize the likelihood and impact of these risks. To date, through this process, the fund's share price has never deviated from $1.

An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the fund seeks to preserve the value of your investment at $1 per share, it is possible to lose money by investing in the fund.

PORTFOLIO MANAGEMENT


The fund's assets are managed by J.P. Morgan Investment Manangement Inc., a subsidiary of J.P. Morgan Chase & Co. J.P. Morgan Chase currently manages more then $700 billion, including more than _____ billion using similar strategies as the fund.

The advisor uses a team of portfolio managers and traders to manage the fund. The portfolio team is composed of John Donohue, vice president, who has been on the team since joining J.P. Morgan in June of 1997 from Goldman Sachs & Co., where he was an Institutional Money Market Portfolio Manager; Abigail J. Feder, vice president, who joined J.P. Morgan in April of 2000 from Morgan Stanley Dean Witter Investment Management, where she managed short term fixed income portfolios; Benjamin Thompson, vice president, who joined J.P. Morgan in June of 1999 from Goldman Sachs, where he was a senior fixed income portfolio manager; Gunter Heiland, associate, who has been on the team since joining J.P. Morgan in June of 1997 from Salomon Brothers, where he was a sales assistant; James Ahn, associate, who joined J.P. Morgan in June of 1996 from PricewaterhouseCoopers, LLP and has been on the team since June of 2000; and Kimberly Weil, associate, who has been on the team since its inception.


--------------------------------------------------------------------------------
Before you invest

Investors considering the fund should understand that:

o     There is no assurance that the fund will meet its investment goals.

o     The fund does not represent a complete investment program.


6 | J.P. MORGAN TAX EXEMPT MONEY MARKET FUND

--------------------------------------------------------------------------------

PERFORMANCE (unaudited)

The bar chart and table shown below provide some indication of the risks of investing in J.P. Morgan Tax Exempt Money Market Fund.

The bar chart indicates some of the risks by showing changes in the performance of the fund's(1) shares from year to year for each of the last ten calendar years.

The table indicates some of the risks by showing the fund's average annual returns for the past one year, five years and ten calendar years.

The fund's past performance does not necessarily indicate how the fund will perform in the future.

   [The following table was depicted as a bar chart in the printed material.]


-----------------------------
Year-by-year total return (%)       Shows changes in returns by calendar year(1)
--------------------------------------------------------------------------------
 1991   1992    1993    1994    1995     1996    1997      1998     1999   2000

 4.16   2.71    2.04    2.50    3.52     3.12    3.26      3.07     2.82   3.69


o J.P. Morgan Tax Exempt Money Market Fund(1)


For the period covered by this year-by-year total return chart, the fund's highest quarterly return was 1.10% (for the quarter ended 3/31/91); and the lowest quarterly return was 0.47% (for the quarter ended 3/31/94).


PERFORMANCE (unaudited)


-------------------------------
Average annual total return (%)   Shows performance over time, for periods ended December 31, 2000(2)
-----------------------------------------------------------------------------------------------------
                                                           Past 1 yr.      Past 5 yrs.   Past 10 yrs.
J.P. Morgan Tax Exempt Money Market Fund                      3.69            3.19           3.09
-----------------------------------------------------------------------------------------------------


================================================================================
INVESTOR EXPENSES

The expenses of the fund are shown at right. The fund has no sales, redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses are deducted from fund assets prior to performance calculations.

--------------------------------------------------------------------------------
Annual fund operating expenses(3) (%)
(expenses that are deducted from fund assets)
--------------------------------------------------------------------------------

Management fees                                                             0.14


Distribution (Rule 12b-1) fees                                              None

Other expenses                                                              0.33
--------------------------------------------------------------------------------
Total operating expenses                                                    0.47
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Expense example
--------------------------------------------------------------------------------


The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, total operating expenses remain unchanged, and all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.

--------------------------------------------------------------------------------
                                             1 yr.    3 yrs.    5 yrs.   10 yrs.
Your cost($)                                  48        151       263      591
--------------------------------------------------------------------------------


(1) The fund commenced operations on 7/12/93. Returns reflect performance of the Pierpont Tax Exempt Money Market Fund, the fund's predecessor, prior to that date.

(2) The fund's fiscal year end is 11/30. Prior to 1999, the fund's fiscal year end was 8/31.

(3) The fund has a master/feeder structure as described on page 13. This table shows the fund's expenses and its share of master portfolio expenses for the past fiscal year expressed as a percentage of the fund's average net assets.


                                    J.P. MORGAN TAX EXEMPT MONEY MARKET FUND | 7

MONEY MARKET MANAGEMENT APPROACH
--------------------------------------------------------------------------------

J.P. MORGAN


Known for its commitment to proprietary research and its disciplined investment strategies, J.P. Morgan Chase is the asset management choice for many of the world's most respected corporations, financial institutions, governments, and individuals. J.P. Morgan Chase employs approximately ___ research analysts, capital market researchers, portfolio managers and traders around the world and has more than 700 billion in assets under management.


J.P. MORGAN MONEY MARKET FUNDS

Each of these funds invests in high-quality short-term debt securities by investing through a master portfolio (another fund with the same goal). Each fund accrues dividends daily, pays them to shareholders monthly, and seeks to maintain a stable $1 share price.

THE SPECTRUM OF MONEY MARKET FUNDS

The funds described in this prospectus differ primarily in the types of securities they hold and in the tax status of the income they offer. The table below provides an overview of the main types of securities in which each fund may invest. The distinguishing features of each money market fund are described in more detail on the preceding pages.

-------------------
Primary investments
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             Prime              Federal           Tax Exempt
                             Money              Money             Money
                             Market             Market            Market
--------------------------------------------------------------------------------
U.S. Treasuries*             o                  o
--------------------------------------------------------------------------------
U.S.
government
agency
instruments                  o                  o*
--------------------------------------------------------------------------------
Domestic &
foreign bank
obligations                  o
--------------------------------------------------------------------------------
Domestic &
foreign
short-term
corporate
obligations                  o
--------------------------------------------------------------------------------
Foreign
governments                  o
--------------------------------------------------------------------------------
Illiquid
holdings                     o
--------------------------------------------------------------------------------
Repurchase
agreements and
reverse repurchase
agreements                   o
--------------------------------------------------------------------------------
Tax-exempt
municipal
obligations**                                                     o

*     Income is generally exempt from state and local income taxes

**    Income is generally exempt from federal income taxes

--------------------------------------------------------------------------------
WHO MAY WANT TO INVEST

The funds are designed for investors who:

o     want an investment that strives to preserve capital

o     want regular income from a high quality portfolio

o     want a highly liquid investment

o     are looking for an interim investment

o     are pursuing a short-term goal

o are seeking income that is generally exempt from state and local income taxes (in the case of Federal Money Market Fund) or exempt from federal income tax (in the case of Tax Exempt Money Market Fund)

The funds are not designed for investors who:

o     are investing for long-term growth

o     are investing for high income

o     require the added security of the FDIC insurance

o in the case of Tax Exempt Money Market Fund, are investing through an IRA or other tax-advantaged retirement plan

MONEY MARKET FUNDS AND STABILITY

Money market funds are subject to a range of federal regulations designed to promote stability. For example, money market funds must maintain a weighted average maturity of no more than 90 days, and generally may not invest in any securities with a remaining maturity of more than 13 months. Keeping the weighted average maturity this short helps funds in their pursuit of a stable $1 share price.


8 | MONEY MARKET MANAGEMENT APPROACH

--------------------------------------------------------------------------------

MONEY MARKET INVESTMENT PROCESS

While each fund follows its own strategy, the funds as a group share a single investment philosophy. This philosophy, developed by the funds' advisor, emphasizes investment quality through in-depth research of short-term securities and their issuers. This allows each fund to focus on providing current income without compromising share price stability.

In researching short-term securities, J.P. Morgan's credit analysts enhance the data furnished by rating agencies by drawing on the insights of J.P. Morgan's fixed income trading specialists and equity analysts. Only securities highly rated by independent rating agencies as well as J.P. Morgan's proprietary ratings system are considered for investment.

In managing the funds described in this prospectus, J.P. Morgan employs a three-step process that combines maturity determination, sector allocation and fundamental research for identifying portfolio securities:

[GRAPHIC}
J.P. Morgan uses a disciplined process to control each fund's sensitivity to interest rates

Maturity determination Based on analysis of a range of factors, including current yields, economic forecasts, and anticipated fiscal and monetary policies, J.P. Morgan establishes the desired dollar weighted average maturity for each fund within the permissible 90-day range. Controlling weighted average maturity allows the funds to manage risk, since securities with shorter maturities are typically less sensitive to interest rate shifts than those with longer maturities.

[GRAPHIC}
The funds invest across different sectors for diversification and to take advantage of yield spreads

Sector allocation Analysis of the yields available in different sectors of the short-term debt market allows J.P. Morgan to adjust each fund's sector allocation, with the goal of enhancing current income while also maintaining diversification across permissible sectors.

[GRAPHIC}
Each fund selects its securities as described earlier in this prospectus

Security selection Based on the results of the firm's credit research and each fund's maturity determination and sector allocation, the portfolio managers and dedicated fixed-income traders make buy and sell decisions according to each fund's goal and strategy.


                                            MONEY MARKET MANAGEMENT APPROACH | 9

YOUR INVESTMENT
--------------------------------------------------------------------------------

For your convenience, the J.P. Morgan Funds offer several ways to start and add to fund investments.

INVESTING THROUGH A FINANCIAL PROFESSIONAL

If you work with a financial professional, either at J.P. Morgan or elsewhere, he or she is prepared to handle your planning and transaction needs. Your financial professional will be able to assist you in establishing your fund account, executing transactions, and monitoring your investment. If your fund investment is not held in the name of your financial professional and you prefer to place a transaction order yourself, please use the instructions for investing directly.

INVESTING THROUGH AN EMPLOYER-SPONSORED RETIREMENT PLAN

Your fund investments are handled through your plan. Refer to your plan materials or contact your benefits office for information on buying, selling, or exchanging fund shares.

INVESTING THROUGH AN IRA OR ROLLOVER IRA

Please contact a J.P. Morgan Retirement Services Specialist at 1-888-576-4472 for information on J.P. Morgan's comprehensive IRA services, including lower minimum investments.

INVESTING DIRECTLY

Investors may establish accounts without the help of an intermediary by using the instructions below and at right:

o Determine the amount you are investing. The minimum amount for initial investments in a fund is $2,500 and for additional investments $500, although these minimums may be less for some investors. For more information on minimum investments, call 1-800-521-5411.

o Complete the application, indicating how much of your investment you want to allocate to which fund(s). Please apply now for any account privileges you may want to use in the future, in order to avoid the delays associated with adding them later on.

o Mail in your application, making your initial investment as shown at right.

For answers to any questions, please speak with a J.P. Morgan Funds Services Representative at 1-800-521-5411.

OPENING YOUR ACCOUNT

      By wire

o     Mail your completed application to the Shareholder Services Agent.

o Call the Shareholder Services Agent to obtain an account number and to place a purchase order. Funds that are wired without a purchase order will be returned uninvested.

o After placing your purchase order, instruct your bank to wire the amount of your investment to:


      Morgan Guaranty Trust Company of New York - Delaware
      Routing number: 031-100-238
      Credit: Morgan Guaranty Trust Shareholder Services
      Account number: 00073-836


      FFC: your account number, name of registered owner(s) and fund name

      By check

o     Make out a check for the investment amount payable to J.P. Morgan Funds.

o     Mail the check with your completed application to the Transfer Agent.

      By exchange

o     Call the Shareholder Services Agent to effect an exchange.

ADDING TO YOUR ACCOUNT

      By wire

o Call the Shareholder Services Agent to place a purchase order. Funds that are wired without a purchase order will be returned uninvested.

o Once you have placed your purchase order, instruct your bank to wire the amount of your investment as described above.

      By check

o     Make out a check for the investment amount payable to J.P. Morgan Funds.

o Mail the check with a completed investment slip to the Transfer Agent. If you do not have an investment slip, attach a note indicating your account number and how much you wish to invest in which fund(s).

      By exchange

o     Call the Shareholder Services Agent to effect an exchange.


10 | YOUR INVESTMENT

--------------------------------------------------------------------------------

SELLING SHARES

      By phone -- wire payment

o Call the Shareholder Services Agent to verify that the wire redemption privilege is in place on your account. If it is not, a representative can help you add it.

o Place your wire request. If you are transferring money to a non-Morgan account, you will need to provide the representative with the personal identification number (PIN) that was provided to you when you opened your fund account.

      By phone -- check payment

o Call the Shareholder Services Agent and place your request. Once your request has been verified, a check for the net amount, payable to the registered owner(s), will be mailed to the address of record. For checks payable to any other party or mailed to any other address, please make your request in writing (see below).

      In writing

o Write a letter of instruction that includes the following information: The name of the registered owner(s) of the account; the account number; the fund name; the amount you want to sell; and the recipient's name and address or wire information, if different from those of the account registration.

o     Indicate whether you want the proceeds sent by check or by wire.

o Make sure the letter is signed by an authorized party. The Shareholder Services Agent may require additional information, such as a signature guarantee.

o     Mail the letter to the Shareholder Services Agent.

      By exchange

o     Call the Shareholder Services Agent to effect an exchange.

      Redemption in kind

o Each fund reserves the right to make redemptions of over $250,000 in securities rather than in cash.

ACCOUNT AND TRANSACTION POLICIES


Telephone orders The funds accept telephone orders from all shareholders. The funds require that telephone orders be placed by pre-authorized individuals only. The funds will tape record telephone orders or take other reasonable precautions. However, if a fund does take such steps to ensure the authenticity of an order, you may bear any loss if the order later proves fraudulent.


Exchanges You may exchange shares in these funds for shares in any other J.P. Morgan or J.P. Morgan Institutional mutual fund at no charge (subject to the securities laws of your state). When making exchanges, it is important to observe any applicable minimums. Keep in mind that, for tax purposes, an exchange is considered a sale.

A fund may alter, limit, or suspend its exchange policy at any time.

Business days and NAV calculations The funds' regular business days are the same as those of the New York Stock Exchange. The funds calculate their net asset value per share (NAV) every business day at 4:00 p.m. (5:00 p.m. for Prime Money Market Fund) eastern time.

Timing of orders Orders to buy or sell shares are executed at the next NAV calculated after the order has been accepted. Purchase and redemption orders for each fund must be received by the times indicated in the table below:

Fund                                        Cut-off Time
Prime Money Market                          5:00 p.m.
Federal Money Market                        2:00 p.m.
Tax Exempt Money Market                     12:00 noon

For the purchase to be effective and dividends to be earned on the same day, immediately available funds must be received by 4:00 p.m. (5:00 p.m. for Prime Money Market Fund) eastern time on a fund business day. A fund has the right to

--------------------------------------------------------------------------------


Transfer Agent                            Shareholder Services Agent
State Street Bank and Trust Company       Morgan Christiana Center
P.O. Box 8411                             J.P. Morgan Funds Services - 2/OPS3
Boston, MA 02266-8411                     500 Stanton Christiana Road
Attention: J.P. Morgan Funds Services     Newark, DE 19713
                                          1-800-521-5411

                                          Representatives are available 8:00
                                          a.m. to 6:00 p.m. eastern time on fund
                                          business days.



                                                            YOUR INVESTMENT | 11

--------------------------------------------------------------------------------

suspend redemption of shares as permitted by law and to postpone payment of proceeds for up to seven days.

Timing of settlements When you buy shares, you will become the owner of record when a fund receives your payment.

Redemption orders for each fund received by the respective cut-off times will be paid in immediately available funds, normally on the same day, according to instructions on file. In-kind redemptions (described on page 11) will be available as promptly as is feasible.

When you sell shares that you recently purchased by check, your order will be executed at the next NAV but the proceeds will not be available until your check clears. This may take up to 15 days.

Statements and reports The funds send monthly account statements as well as confirmations after each purchase or sale of shares (except reinvestments). Every six months, each fund sends out an annual or semi-annual report containing information on its holdings and a discussion of recent and anticipated market conditions and fund performance.

Accounts with below-minimum balances If your account balance falls below the minimum for 30 days as a result of selling shares (and not because of performance), the fund reserves the right to request that you buy more shares or close your account. If your account balance is still below the minimum 60 days after notification, the fund reserves the right to close out your account and send the proceeds to the address of record.

DIVIDENDS AND DISTRIBUTIONS

Substantially all income dividends are declared daily and paid monthly. If all of an investor's shares are redeemed during the month, accrued but unpaid dividends are paid with the redemption proceeds. Shares of the funds earn dividends on the business day their purchase is effective, but not on the business day their redemption is effective.

Dividends and distributions are reinvested in additional fund shares. Alternatively, you may instruct your financial professional or J.P. Morgan Funds Services to have them sent to you by check, credited to a separate account, or invested in another J.P. Morgan Fund.

TAX CONSIDERATIONS

In general, selling shares, exchanging shares, and receiving distributions (whether reinvested or taken in cash) are all taxable events. The transactions below typically create the following tax liabilities:

--------------------------------------------------------------------------------
Transaction                                        Tax status

Income dividends from Prime                        Ordinary income
Money Market and Federal
Money Market Funds


Income dividends from Tax                          Generally exempt from federal
Exempt Money Market Fund                           income taxes


Short-term capital gains                           Ordinary income
distributions

Every January, each fund issues tax information on its distributions for the previous year.

Any investor for whom a fund does not have a valid taxpayer identification number will be subject to backup withholding for taxes.

The tax considerations described in this section do not apply to tax-deferred accounts or other non-taxable entities.

Because each investor's tax circumstances are unique, please consult your tax professional about your fund investment.


12 | YOUR INVESTMENT

FUND DETAILS
--------------------------------------------------------------------------------

MASTER/FEEDER STRUCTURE

As noted earlier, each fund is a series of J.P. Morgan Funds, a Massachusetts business trust, and is a "feeder" fund that invests in a master portfolio. (Except where indicated, this prospectus uses the term "the fund" to mean the feeder fund and its master portfolio taken together.)

Each master portfolio accepts investments from other feeder funds, and all the feeders of a given master portfolio bear the portfolio's expenses in proportion to their assets. However, each feeder can set its own transaction minimums, fund-specific expenses, and other conditions. This means that one feeder could offer access to the same master portfolio on more attractive terms, or could experience better performance, than another feeder. Information about other feeders is available by calling 1-800-521-5411. Generally, when a master portfolio seeks a vote, its feeder fund will hold a shareholder meeting and cast its vote proportionately, as instructed by its shareholders. Fund shareholders are entitled to one full or fractional vote for each dollar or fraction of a dollar invested.

Each feeder fund and its master portfolio expect to maintain consistent goals, but if they do not, the feeder fund will withdraw from the master portfolio, receiving its assets either in cash or securities. Each feeder fund's trustees would then consider whether the feeder fund should hire its own investment adviser, invest in a different master portfolio, or take other action.

MANAGEMENT AND ADMINISTRATION

The feeder funds described in this prospectus and their corresponding master portfolios are all governed by the same trustees. The trustees are responsible for overseeing all business activities. The trustees are assisted by Pierpont Group, Inc., which they own and operate on a cost basis; costs are shared by all funds governed by these trustees. Funds Distributor Inc., as co-administrator, along with J.P. Morgan, provides fund officers. J.P. Morgan, as co-administrator, oversees each fund's other service providers.

J.P. Morgan, subject to the expense reimbursements described earlier in this prospectus, receives the following fees for investment advisory and other services:

Advisory services                       0.20% of the first $1 billion of each
                                        master portfolio's average net assets
                                        plus 0.10% over $1 billion

Administrative services                 Master portfolio's and fund's pro-rata
(fee shared with Funds                  portions of 0.09% of the first $7
Distributor, Inc.)                      billion of average net assets in J.P.
                                        Morgan-advised portfolios, plus 0.04%
                                        over $7 billion

Shareholder services                    0.25% of each fund's average net assets

J.P. Morgan may also pay fees to certain firms and professionals for providing recordkeeping or other services in connection with investments in a fund.


                                                               FUND DETAILS | 13

--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS

The financial tables are intended to help you understand each fund's financial performance for the past five fiscal years or periods, as applicable. Certain information reflects financial results for a single fund share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in a fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, whose reports, along with each fund's financial statements, are included in the respective fund's annual report, which are available upon request.

================================================================================

J.P. MORGAN PRIME MONEY MARKET FUND

----------------------------------------
 Per-share data                            For fiscal years ended
----------------------------------------------------------------------------------------------------------------

                                                 11/30/96     11/30/97       11/30/98      11/30/99     11/30/00
Net asset value, beginning of year ($)             1.00         1.00            1.00          1.00       1.00
----------------------------------------------------------------------------------------------------------------
Income from investment operations:
   Net investment income ($)                       0.05         0.05            0.05          0.05       0.06
   Net realized gain (loss)
   on investment ($)                               0.00(1)     (0.00)(1)       (0.00)(1)     (0.00)(1)   0.00(1)
----------------------------------------------------------------------------------------------------------------
Total from investment operations ($)               0.05         0.05            0.05          0.05       0.06
----------------------------------------------------------------------------------------------------------------
Less distributions to shareholders from:
   Net investment income ($)                      (0.05)       (0.05)          (0.05)        (0.05)     (0.06)
   Net realized gain ($)                          (0.00)(1)    (0.00)(1)          --            --         --
----------------------------------------------------------------------------------------------------------------
Total distributions to shareholders ($)           (0.05)       (0.05)          (0.05)        (0.05)     (0.06)
----------------------------------------------------------------------------------------------------------------
Net asset value, end of year ($)                   1.00         1.00            1.00          1.00       1.00
----------------------------------------------------------------------------------------------------------------
Total return (%)                                   5.27         5.40            5.40          4.88       6.11
----------------------------------------------------------------------------------------------------------------

----------------------------------------
Ratios and supplemental data
----------------------------------------------------------------------------------------------------------------
Net assets, end of year ($ millions)              2,155        2,318           2,806         2,885      3,958
----------------------------------------------------------------------------------------------------------------
Ratio to average net assets:

  Net expenses (%)                                 0.40         0.38            0.40          0.45       0.44
  --------------------------------------------------------------------------------------------------------------
  Net investment income (%)                        5.09         5.25            5.27          4.78       5.97
  --------------------------------------------------------------------------------------------------------------


(1)   Less than $0.005.


14 | FUND DETAILS

--------------------------------------------------------------------------------

================================================================================

J.P. MORGAN FEDERAL MONEY MARKET FUND

----------------------------------------
Per-share data                               For fiscal years ended
-----------------------------------------------------------------------------------------------------------------------

                                                    10/31/96     10/31/97      10/31/98      10/31/99       10/31/00
Net asset value, beginning of year ($)                1.00         1.00          1.00           1.00            1.00
-----------------------------------------------------------------------------------------------------------------------
Income from investment operations:
   Net investment income ($)                          0.05         0.05          0.05           0.05            0.06
   Net realized gain (loss)
   on investment ($)                                  0.00(1)      0.00(1)      (0.00)(1)      (0.00)(1)        0.00(1)
-----------------------------------------------------------------------------------------------------------------------
Total from investment operations ($)                  0.05         0.05          0.05           0.05            0.06
-----------------------------------------------------------------------------------------------------------------------
Less distributions to shareholders from:
   Net investment income ($)                         (0.05)       (0.05)        (0.05)         (0.05)          (0.06)
   Net realized gain ($)                             (0.00)(1)    (0.00)(1)     (0.00)(1)      (0.00)(1)          --
-----------------------------------------------------------------------------------------------------------------------
Total distributions to shareholders ($)              (0.05)       (0.05)        (0.05)         (0.05)          (0.06)
-----------------------------------------------------------------------------------------------------------------------
Net asset value, end of year ($)                      1.00         1.00          1.00           1.00            1.00
-----------------------------------------------------------------------------------------------------------------------
Total return (%)                                      5.03         5.17          5.25           4.66            5.81
-----------------------------------------------------------------------------------------------------------------------

----------------------------------------
Ratios and supplemental data
-----------------------------------------------------------------------------------------------------------------------
Net assets, end of year ($ thousands)              185,424      239,074       462,885        869,738       1,395,245
-----------------------------------------------------------------------------------------------------------------------
Ratio to average net assets:

  Net expenses (%)                                    0.40         0.40          0.43           0.48            0.47
  ---------------------------------------------------------------------------------------------------------------------
  Net investment income (%)                           4.89         5.00          5.11           4.57            5.71
  ---------------------------------------------------------------------------------------------------------------------
  Expenses without reimbursement (%)                  0.53         0.52          0.51           0.50            0.47
  ---------------------------------------------------------------------------------------------------------------------


(1)   Less than $0.005.

================================================================================

J.P. MORGAN TAX EXEMPT MONEY MARKET FUND

----------------------------------------
Per-share data                                For fiscal periods ended
--------------------------------------------------------------------------------------------------------------------------

                                                                                             For the three
                                                                                              months ended
                                                    8/31/97       8/31/98         8/31/99       11/30/99       11/30/00
Net asset value, beginning of period ($)             1.00           1.00           1.00           1.00            1.00
--------------------------------------------------------------------------------------------------------------------------
Income from investment operations:
   Net investment income ($)                         0.03           0.03           0.03           0.01            0.04
   Net realized gain (loss) on investment ($)       (0.00)(1)      (0.00)(1)      (0.00)(1)      (0.00)(1)       (0.00)(1)
--------------------------------------------------------------------------------------------------------------------------
Total from investment operations ($)                 0.03           0.03           0.03           0.01            0.04
--------------------------------------------------------------------------------------------------------------------------
Less distributions to shareholders from:
   Net investment income ($)                        (0.03)         (0.03)         (0.03)         (0.01)          (0.04)
--------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period ($)                   1.00           1.00           1.00           1.00            1.00
--------------------------------------------------------------------------------------------------------------------------
Total return (%)                                     3.18           3.23           2.75           0.75(2)         3.65
--------------------------------------------------------------------------------------------------------------------------

----------------------------------------
Ratios and supplemental data
--------------------------------------------------------------------------------------------------------------------------
Net assets, end of period ($ millions)              1,104          1,240          1,637           1,60(3)        2,017
--------------------------------------------------------------------------------------------------------------------------
Ratio to average net assets:

  Net expenses (%)                                   0.46           0.43           0.50           0.50(3)         0.47
  ------------------------------------------------------------------------------------------------------------------------
  Net investment income (%)                          3.13           3.18           2.70           2.99(3)         3.59
  ------------------------------------------------------------------------------------------------------------------------


(1)   Less than $0.005.

(2)   Not annualized.

(3)   Annualized.


                                                               FUND DETAILS | 15

--------------------------------------------------------------------------------
FOR MORE INFORMATION
--------------------------------------------------------------------------------

For investors who want more information on these funds, the following documents are available free upon request:

Annual/Semi-annual Reports Contain financial statements, performance data, information on portfolio holdings, and a written analysis of market conditions and fund performance for a fund's most recently completed fiscal year or half-year.

Statement of Additional Information (SAI) Provides a fuller technical and legal description of a fund's policies, investment restrictions, and business structure. This prospectus incorporates each fund's SAI by reference.

Copies of the current versions of these documents, along with other information about the funds, may be obtained by contacting:


J.P. Morgan Funds
Morgan Christiana Center
J.P. Morgan Funds Services - 2/OPS3
500 Stanton Christiana Road
Newark, DE 19713


Telephone:  1-800-521-5411

Hearing impaired:  1-888-468-4015

Email:  JPM_Mutual_Funds@JPMorgan.com


Text-only versions of these documents and this prospectus are available, upon payment of a duplicating fee, from the Public Reference Room of the Securities and Exchange Commission in Washington, D.C. (1-202-942-8090) and may be viewed on-screen or downloaded from the SEC's Internet site at http://www.sec.gov. The funds' investment company and 1933 Act registration numbers are:


J.P. Morgan Prime Money Market Fund .....................811-07340 and 033-54632

J.P. Morgan Federal Money Market Fund ...................811-07340 and 033-54632

J.P. Morgan Tax Exempt Money Market Fund ................811-07340 and 033-54632

J.P. MORGAN FUNDS AND THE MORGAN TRADITION

The J.P. Morgan Funds combine a heritage of integrity and financial leadership with comprehensive, sophisticated analysis and management techniques. Drawing on J.P. Morgan's extensive experience and depth as an investment manager, the J.P. Morgan Funds offer a broad array of distinctive opportunities for mutual fund investors.

JP Morgan
--------------------------------------------------------------------------------
J.P. Morgan Funds

Advisor                                                  Distributor
J.P. Morgan Investment Management Inc.                   Funds Distributor, Inc.
522 Fifth Avenue                                         60 State Street
New York, NY 10036                                       Boston, MA 02109
1-800-521-5411                                           1-800-221-7930